SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 23, 2005

                                    CAPITAL HILL GOLD, INC.

             (Exact name of registrant as specified in its charter)


                                     Florida

                 (State or other jurisdiction of incorporation)


          0-32375                                                    65-0067192
(Commission File Number)                     (IRS Employer Identification No.)


 5486 Tiger Bend Lane, Morrison CO                                       80465
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (239) 513-9265


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Election of Principal Officers

Earl H. Detra has been elected a Director of the Company.

Mr. Detra, age 53, has over twenty-five years of international experience in the exploration and development of epithermal gold and silver deposits, with particular expertise in designing, permitting and managing exploration programs, supervising drilling programs, deposit modeling and ore reserve calculations. During the course of his career, he has worked on a number of world-class gold deposits, including Las Cristinas (Venezuela), Cripple Creek/Cresson (USA) and Brewery Creek (Canada). From January 2004 to May, 2005 he has been working primarily in water quality with the Denver Regional Council of Governments. From 1993 to the present he has been a professional consultant working for NSA Engineering in Golden, Colorado and self-employed since 1997.


Mr. Detra received his B.S. degree in Geology from The Pennsylvania State University, an M.S. in Geology from the University of Montana, and is a California Registered Geologist. He is also fluent in Spanish, having worked in
numerous Latin American locations with both major mining corporations and junior exploration companies.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 23, 2005

                                                       CAPITAL HILL GOLD, INC.



                                                       By: /s/ Daniel Enright
                                                            Daniel Enright
                                          President and Chief Financial Officer